Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Fourth Quarter and Year 2013 Results
- Reports 12.5 Percent Increase in FFO Adjusted to $0.99 Per Weighted Average Common Share -
-- Sets New Company Record with 2.2 Million Square Feet Leased in 2013 -

OAK BROOK, IL (February 20, 2014) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets in the Midwest, today announced financial and operational results for the three and twelve months ended December 31, 2013.

Fourth Quarter and Full Year 2013 Highlights

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Reported Funds from Operations (FFO) per weighted average common share of $0.19 and FFO adjusted for non-cash items net of taxes per share of $0.26 for the fourth quarter of 2013, representing a decrease of 29.6% and an increase of 8.3%, respectively, over the fourth quarter of 2012.

•	Reported FFO per weighted average common share of $0.95 (diluted) and FFO adjusted per share of $0.99 for 2013, representing a decrease of 1.0% and an increase of 12.5%, respectively, over 2012.

•
Consolidated same-store net operating income (NOI) increased 0.4% for the quarter and 3.7% for the twelve months ended December 31, 2013, over the comparable periods in 2012. Excluding lease termination income, consolidated same-store NOI rose by 0.4% for the quarter and 2.0% for 2013.

•	Total portfolio leased occupancy was 95.2% and financial occupancy was 93.1% at December 31, 2013, representing increases of 120 basis points and 150 basis points, respectively, over year end 2012.

•	Executed 366 leases for 2,150,487 square feet within the total portfolio in 2013, an increase in square feet leased of 23.7% over the prior year.

•
For the fourth quarter 2013, average base rent for new and renewal leases signed in the total portfolio increased by 21.0% and 7.0%, respectively, over expiring average rents for the quarter. For the full year 2013, average base rent increased by 11.8% for new leases and 8.5% for renewal leases, over expiring rents.

•	For the full year 2013, Company sold nine properties, portions of three other assets and 67.6 acres of land for a total price of $72.7 million and a net gain of $6.9 million.

•	In 2013 Company completed for its total portfolio the acquisition of 20 assets for $393.6 million, including the consolidation of NYSTRS’ joint venture properties in June.

•	Company formed a joint venture with MAB American Retail Partners, LLC, to develop over a five-year period as many as 20 grocery-anchored retail centers in the Southeastern United States.

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“Our Company reported strong results for 2013, including a 12.5% increase in FFO adjusted per share, primarily due to a 3.7% increase in consolidated same-store net operating income and higher income from unconsolidated joint ventures,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “I am pleased to note that we set a new Company record for the amount of square feet leased in a single year, driving total portfolio leased occupancy to 95.2% at year end, a gain of 120 basis points over last year, while generating robust rent spreads on both new and renewal leases.”

Zalatoris continued, “We are executing a disciplined growth program designed to further improve the quality and diversification of our portfolio by utilizing proceeds from non-core asset sales and joint venture partner capital to acquire established retail assets in vibrant communities within the Central and Southeastern U.S. Importantly, in 2013 we brought our asset-based joint venture with NYSTRS full cycle when we acquired our partner’s interest in the 13-property IN Retail Fund entity, thereby increasing the size of our consolidated portfolio by 2.3 million square feet and simplifying our corporate structure. We believe our joint ventures with institutional partners like NYSTRS and PGGM, as well as with established developers, are a capital efficient means to expand our portfolio and enter new markets while mitigating risk. We are excited about the opportunity set in front of us for 2014 as we look to drive long term shareholder value with organic growth, augmented by thoughtful investment in acquisitions and development.”

Financial Results for the Quarter
For the quarter ended December 31, 2013, FFO attributable to common stockholders was $18.8 million, compared to $24.0 million for the fourth quarter of 2012. On a per share basis, FFO was $0.19 (basic and diluted) for the fourth quarter of 2013, compared to $0.27 for the fourth quarter of 2012.

FFO adjusted for non-cash items, was $25.5 million, compared to $21.4 million in the prior year quarter. On a per share basis, FFO adjusted for those items was $0.26 (basic and diluted) for the quarter, compared to $0.24 for the fourth quarter of 2012. FFO adjusted per share for the quarter included lease termination income of $0.01 related to the sale of a portion of the Park Square shopping center and $0.02 of operating income related to the annual reconciliation of our receivable for recoverable expenses and market lease adjustments not included in Company guidance.

For the quarter, FFO adjusted increased primarily due to increased rental income, tenant recovery rates and net income from operations of unconsolidated joint ventures.

Net loss attributable to common stockholders for the fourth quarter of 2013 was $7.1 million, compared to net income of $8.2 million for the fourth quarter of 2012. On a per common share basis, net loss attributable to common stockholders was $0.07 (basic and diluted), compared to net income of $0.09 for the prior year quarter. Net income for the quarter decreased primarily due to the provision for asset impairment recorded during the quarter.

Financial Results for the Twelve Months Ended December 31, 2013
For the twelve months ended December 31, 2013, FFO attributable to common stockholders was $91.0 million, compared to
$85.3 million for the same period in 2012. On a per share basis, FFO for 2013 was $0.96 (basic) and $0.95(diluted), compared to $0.96 (basic and diluted) for 2012.

FFO adjusted for non-cash items was $94.2 million for the twelve months ended December 31, 2013, compared to FFO adjusted of $78.2 million for the prior year period. On a per share basis, FFO adjusted was $0.99 (basic and diluted) for 2013, compared to $0.88 for 2012. Of note, Company guidance provided in the third quarter earnings report did not include lease termination income of $0.01 and operating income related to the annual reconciliation of our receivable for recoverable expenses and market lease adjustments of $0.02 which was recorded in the fourth quarter.

For the year, FFO adjusted increased primarily due to increased consolidated same-store NOI, lease termination income which was higher than amounts received in recent years, and income from unconsolidated joint ventures.

Net income attributable to common stockholders for the twelve months ended December 31, 2013, was $102.7 million, compared to $9.8 million for the same period in 2012. On a per share basis, net income attributable to common stockholders was $1.08 (basic and diluted) for 2013, compared to $0.11 for 2012. Net income for 2013 increased as a result of the same items that impacted FFO adjusted. Net income also increased due to higher net gains from the consolidation of NYSTRS joint venture assets, sales of investment properties and settlement of receivables.

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Reconciliations of FFO and FFO adjusted to net income (loss) attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and FFO adjusted per share to net income (loss) attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
Consolidated same-store NOI was $23.3 million for the quarter and $93.8 million for the twelve months ended December 31, 2013, representing increases of 0.4% and 3.7%, respectively, compared to the prior year periods. Excluding lease termination income, consolidated same-store NOI was $23.3 million for the quarter and $91.8 million for the full year 2013, representing increases of 0.4% and 2.0%, respectively. The gain in consolidated same-store NOI excluding lease termination income for the year 2013 was due to increased tenant recovery income and higher annual base rents for new and renewal leases.

Same-store financial occupancy for the consolidated portfolio was 91.3% as of December 31, 2013, representing increases of 200 basis points over the prior quarter and 230 basis points over year end 2012.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and twelve-month periods during each year. A total of 86 of the Company's investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as "same-store" properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same-store NOI to net income (loss) attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter ended December 31, 2013, the Company executed 83 leases within the total portfolio aggregating 479,445 square feet of gross leasable area (GLA). Total leases executed included:

•	Fifty-five renewal leases comprising 402,871 square feet of GLA, with an average rental rate of $12.53 per square foot, representing an increase of 7.0% over the average expiring rent;

•	Twelve new leases comprising 36,839 square feet of GLA, with an average rental rate of $15.93 per square foot, representing an increase of 21.0% over the expiring rent; and

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Sixteen non-comparable leases comprising 39,735 square feet of GLA, with an average rental rate of $13.06 per square foot. The company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 67 new and renewal leases signed during the quarter had an average rental rate of $12.81 per square foot, representing an increase of 8.3% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

Leased occupancy for the total portfolio was 95.2% as of December 31, 2013, representing increases of 90 basis points and 120 basis points, respectively, over the prior quarter and the fourth quarter of 2012. Financial occupancy for the total portfolio was 93.1% as of December 31, 2013, representing gains of 180 basis points and 150 basis points, respectively, over the prior quarter and the year ago quarter. The gains in total portfolio financial occupancy were due to rent commencements for new leases signed earlier in the year. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for non-cash items, of $38.6 million for the fourth quarter of 2013, compared to $35.8 million for the same period in 2012. For the twelve months ended December 31, 2013, adjusted EBITDA was $150.1 million, compared to $134.6 million for 2012. Definitions and reconciliations of EBITDA and adjusted EBITDA to net income (loss) attributable to Inland Real Estate Corporation are provided at the end of this news release.

EBITDA coverage of interest expense, adjusted, was 3.4 times for both the quarter and year ended December 31, 2013, compared to 3.1 times and 2.8 times, respectively, for the quarter and year ended December 31, 2012. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful

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supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

As of December 31, 2013, the Company had an equity market capitalization (common shares) of $1.0 billion, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.2 billion. The Company's debt-to-total market capitalization was 46.8% as of December 31, 2013, an improvement of 660 basis points over year end 2012. Approximately 64.1% of total debt bears interest at fixed rates. As of December 31, 2013, the weighted average interest rate on the fixed rate debt was 5.2% and the overall weighted average interest rate, including variable rate debt, was 4.1%.

Dispositions and Acquisitions
During the quarter, the Company sold two retail properties and portions of three other shopping centers for a total price of $41.5 million and recorded a net gain of $2.8 million. The dispositions included a single-user property leased to Rite-Aid in Chattanooga, Tenn., for $2.5 million; a single-user outparcel at the Regal Showplace retail center in Crystal Lake, Ill., for $1.9 million; the 214,109-square-foot Naper West shopping center in Naperville, Ill., for $21.2 million; a portion of the Park Square shopping center in Brooklyn Park, Minn., for $9.5 million; and approximately 140,600 square feet plus nine acres of land at the Lansing Square shopping center in Lansing, Ill., to Walmart for $6.4 million. The Company is redeploying proceeds from the sale of non-core assets into the acquisition of new assets that improve the quality, diversification and growth profile of the total portfolio.

In line with its intention to expand the geographic footprint of the portfolio into the southeastern United States, the Company purchased Goldenrod Marketplace, a community center shadow-anchored by a Walmart Supercenter, located in Orlando, Fla. The Company paid $16.6 million for Phase I of the center, which includes approximately 64,000 square feet leased to Marshalls and LA Fitness, two multi-tenant outlot buildings totaling nearly 27,500 square feet, and two additional outlot buildings that are ground leased to Taco Bell and KFC. IRC plans to purchase Phase II of the center, comprising 32,600 square feet of retail space currently under construction, after stabilization which is expected to occur in the third quarter of 2014. After completion of construction and stabilization, Goldenrod Marketplace Phases I and II are expected to include a total of 130,100 square feet of prime retail space.

Joint Venture Activity
In November, the Company entered into a joint venture with MAB American Retail Partners, LLC with an intent to develop over a five-year period as many as 20 grocery-anchored shopping centers in markets throughout the southeastern United States that would be expected to have an estimated market value of $325.0 million. Under the terms of the joint venture agreement, upon site approval Inland Real Estate Corporation will provide 90% of the equity required to fund approved project costs, while MAB will be responsible for the remaining 10% of the equity, plus venture management, sourcing and acquisition of sites, project financing and all property and development duties. The agreement provides that Inland Real Estate Corporation will purchase each grocery-anchored center after stabilization at a discount to fair market value. The Company believes the joint venture with MAB is an efficient and cost-effective way to diversify its grocery tenant base and expand its retail portfolio in the vibrant southeastern region.

In October, the Company’s joint venture with Dutch pension fund advisor PGGM acquired for $24.9 million the 136,080-square-foot Cedar Center South shopping center located in the Cleveland metropolitan area, and anchored by Whole Foods and CVS. In December, the Company’s joint venture with PGGM purchased for $43.3 million the Fort Smith Pavilion regional power center located in Fort Smith, Ark., which is anchored by Dick’s Sporting Goods, Best Buy, Michael’s, Books-A-Million, Old Navy, Shoe Carnival, Ulta, Bed Bath & Beyond and Petco.

During the quarter, the Company invested a total of $17.6 million of equity in its joint venture with IPCC to acquire the following free standing, single-user assets: one property leased to grocery operator Mariano’s in Elmhurst, Ill. and 12 properties leased to 7-Eleven in the Cleveland, Ohio metropolitan area.

Total fee income from unconsolidated joint ventures was $1.7 million for the quarter and $6.9 million for the full year 2013. Fee income from unconsolidated joint ventures for the quarter decreased by approximately $455,000, or 20.7%, from the same period in 2012, due to the consolidation of properties formerly held in the joint venture with NYSTRS and lower property acquisition fee income earned on sales of interests through the joint venture with IPCC. For the full year 2013, fee income from unconsolidated joint ventures increased by $1.1 million, or 19.5%, over 2012, due to higher management fee from additional assets under management through the joint ventures with PGGM and IPCC, as well as increased property acquisition fee

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income earned on sales of interests through the joint venture with IPCC. The increase for 2013 was partially offset by lower management fee income as a result of the consolidation of assets formerly held in the NYSTRS joint venture.

Distributions
In October, November and December of 2013, and January and February of 2014, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company has declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on March 17, 2014, to Preferred Stockholders of record as of March 3, 2014.

In October, November and December of 2013, and January and February of 2014, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on March 17, 2014, to common stockholders of record as of February 28, 2014.

Guidance
For fiscal year 2014, the Company expects Recurring FFO per common share (basic and diluted) to range from $0.93 to $0.97. This guidance does not include any assumptions for impairments, other non-cash adjustments or the benefits of lease termination fees in 2014. The Company's guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 4%, and consolidated same-store financial occupancy at year-end 2014 to range from 91% to 92%.

The table immediately below and the reconciliation of FFO and FFO adjusted per share to net income (loss) attributable to common stockholders per share, calculated in accordance with U.S. GAAP, provided later in this news release, can be used to reconcile Recurring FFO per share to net income (loss) attributable to common stockholders per share.

	2013 Guidance	2013 Actual	2014 Guidance

Funds From Operations attributable to common stockholders		$0.95
Gain from settlement of receivables		(0.03)
Provision for asset impairment		0.12
Income tax adjustments		(0.05)

Funds From Operations attributable to common stockholders, adjusted	$0.94 - $0.96	$0.99

Lease termination income		(0.07)

Recurring Funds From Operations	$0.89 - $0.93	$0.92	$0.93 - $0.97

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for quarter and year ended December 31, 2013 on Thursday, February 20, 2014, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-888-317-6016 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-317-6016 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on March 7, 2014. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10040102. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of December 31, 2013, the Company owned interests in 157 investment properties, including 52 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company's supplemental financial information for the three and twelve months ended December 31, 2013, is available at www.inlandrealestate.com.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our

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management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; the outcome of the litigation surrounding Algonquin Commons; the ability of the Company and MAB American Retail Partners, LLC to identify and agree upon profitable development sites and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Investor Relations Director, Media Relations
(630) 218-7364
ir@inlandrealestate.com

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Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2013	December 31, 2012
Assets:	(unaudited)
Investment properties:
Land	$387,010	313,261
Construction in progress	16,856	20,837
Building and improvements	1,130,004	957,794
	1,533,870	1,291,892
Less accumulated depreciation	327,684	329,997
Net investment properties	1,206,186	961,895
Cash and cash equivalents	11,258	18,505
Investment in securities	—	8,711
Accounts receivable, net	37,155	25,076
Mortgages receivable	—	12,955
Investment in and advances to unconsolidated joint ventures	119,476	129,196
Acquired lease intangibles, net	103,576	41,692
Deferred costs, net	19,638	19,436
Other assets	32,648	25,939
Total assets	$1,529,937	1,243,405

Liabilities:
Accounts payable and accrued expenses	$57,132	36,918
Acquired below market lease intangibles, net	43,191	12,976
Distributions payable	5,110	4,606
Mortgages payable	497,832	412,361
Unsecured credit facilities	325,000	305,000
Convertible notes	28,790	28,327
Other liabilities	17,413	33,014
Total liabilities	974,468	833,202

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at December 31, 2013 and 2012, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 99,721 and 89,366 Shares issued and outstanding at December 31, 2013 and 2012, respectively	997	894
Additional paid-in capital (net of offering costs of $74,749 and $70,238 at December 31, 2013 and 2012, respectively)	877,328	784,139
Accumulated distributions in excess of net income	(427,953)	(476,185)
Accumulated other comprehensive loss	(4,904)	(9,269)
Total stockholders’ equity	555,468	409,579

Noncontrolling interest	1	624
Total equity	555,469	410,203

Total liabilities and equity	$1,529,937	1,243,405

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenues
Rental income	$35,358	27,080	124,274	108,733
Tenant recoveries	15,078	8,724	48,588	34,770
Other property income	421	542	3,631	2,315
Fee income from unconsolidated joint ventures	1,748	2,203	6,881	5,757
Total revenues	52,605	38,549	183,374	151,575

Expenses:
Property operating expenses	7,790	4,638	26,269	20,868
Real estate tax expense	10,048	6,498	35,006	26,826
Depreciation and amortization	22,102	11,800	67,770	52,328
Provision for asset impairment	13,235	—	13,235	—
General and administrative expenses	5,621	4,284	20,437	17,552
Total expenses	58,796	27,220	162,717	117,574

Operating income	(6,191)	11,329	20,657	34,001
Other income	40	779	1,773	3,633
Gain from settlement of receivables	—	—	3,095	—
Gain (loss) on sale of investment properties	—	—	1,440	(105)
Gain from change in control of investment properties	—	64	95,378	2,420
Gain on sale of joint venture interest	224	591	1,433	766
Interest expense	(9,195)	(8,294)	(34,621)	(34,903)
Income (loss) before income tax benefit of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	(15,122)	4,469	89,155	5,812

Income tax benefit of taxable REIT subsidiaries	4,220	1,999	2,721	6,346
Equity in earnings of unconsolidated joint ventures	2,253	1,244	7,893	2,875
Income (loss) from continuing operations	(8,649)	7,712	99,769	15,033

Income from discontinued operations	3,779	2,759	11,910	2,659
Net income (loss)	(4,870)	10,471	111,679	17,692

Less: Net (income) loss attributable to the noncontrolling interest	(14)	(36)	5	67
Net income (loss) attributable to Inland Real Estate Corporation	(4,884)	10,435	111,684	17,759

Dividends on preferred shares	(2,234)	(2,247)	(8,949)	(7,910)
Net income (loss) attributable to common stockholders	$(7,118)	8,188	102,735	9,849

Basic and diluted earnings attributable to common shares per weighted average common share:

Income (loss) from continuing operations	$(0.11)	0.06	0.95	0.08
Income from discontinued operations	0.04	0.03	0.13	0.03
Net income (loss) attributable to common stockholders per weighted average common share — basic	$(0.07)	0.09	1.08	0.11

Weighted average number of common shares outstanding — basic	99,366	89,105	95,279	89,006

Income (loss) from continuing operations	$(0.11)	0.06	0.95	0.08
Income from discontinued operations	0.04	0.03	0.12	0.03
Net income (loss) attributable to common stockholders per weighted average common share — diluted	$(0.07)	0.09	1.08	0.11

Weighted average number of common shares outstanding — diluted	99,366	89,316	95,562	89,161

Comprehensive income:
Net income (loss) attributable to common stockholders	$(7,118)	8,188	102,735	9,849
Unrealized gain (loss) on investment securities	37	(96)	(762)	(234)
Unrealized gain (loss) on derivative instruments	1,175	234	5,127	(1,635)
Comprehensive income (loss)	$(5,906)	8,326	107,100	7,980

Note: Basic and diluted Earnings Per Share may not foot due to rounding.

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate. We have adopted the NAREIT definition for computing FFO. We adjust FFO for the impact of non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations. Management uses the calculation of FFO and FFO adjusted for several reasons. FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance. Additionally, we use FFO and FFO adjusted to compare our performance to that of other REITs in our peer group. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and FFO adjusted for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods.

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$(7,118)	8,188	102,735	9,849
Gain on sale of investment properties	(5,436)	(3,142)	(10,702)	(3,864)
Gain from change in control of investment properties	—	(64)	(95,378)	(1,108)
Impairment of depreciable operating property	5,380	243	5,934	722
Equity in depreciation and amortization of unconsolidated joint ventures	3,654	6,243	18,579	24,266
Amortization on in-place lease intangibles	9,658	1,851	22,286	8,777
Amortization on leasing commissions	445	389	1,847	1,747
Depreciation, net of noncontrolling interest	12,242	10,252	45,738	44,935
Funds From Operations attributable to common stockholders	$18,825	23,960	91,039	85,324

Gain from settlement of receivables	—	—	(3,095)	—
Impairment loss, net of taxes:
Provision for asset impairment	10,468	—	10,468	—
Impairment of investment securities	—	—	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	507	—
Other non-cash adjustments	—	52	—	348
Provision for income taxes:
Income tax adjustments	(3,842)	(2,657)	(4,863)	(7,468)
Funds From Operations attributable to common stockholders, adjusted	$25,451	21,355	94,154	78,204

Net income (loss) attributable to common stockholders per weighted average common share — basic	$(0.07)	0.09	1.08	0.11

Net income (loss) attributable to common stockholders per weighted average common share — diluted	$(0.07)	0.09	1.08	0.11

Funds From Operations attributable to common stockholders, per weighted average commons share - basic	$0.19	0.27	0.96	0.96
Funds From Operations attributable to common stockholders, per weighted average commons share - diluted	$0.19	0.27	0.95	0.96

Funds From Operations attributable to common stockholders, adjusted, per weighted average commons share - basic	$0.26	0.24	0.99	0.88
Funds From Operations attributable to common stockholders, adjusted, per weighted average commons share - diluted	$0.26	0.24	0.99	0.88

Weighted average number of common shares outstanding, basic	99,366	89,105	95,279	89,006
Weighted average number of common shares outstanding, diluted	99,697	89,316	95,562	89,161

9

Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. We adjust EBITDA for the impact of non-cash impairment charges in comparable periods, in order to present the performance of our core portfolio operations.

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Net income (loss) attributable to Inland Real Estate Corporation	$(4,884)	10,435	111,684	17,759
Gain on sale of investment properties	(5,436)	(3,142)	(10,702)	(3,864)
Gain from change in control of investment properties	—	(64)	(95,378)	(1,108)
Income tax benefit of taxable REIT subsidiaries	(4,220)	(1,999)	(2,721)	(6,346)
Interest expense	9,284	8,294	35,095	34,903
Interest expense associated with discontinued operations	—	193	116	777
Interest expense associated with unconsolidated joint ventures	1,970	3,024	9,580	11,596
Depreciation and amortization	22,102	11,800	67,770	52,329
Depreciation and amortization associated with discontinued operations	243	709	2,147	3,190
Depreciation and amortization associated with unconsolidated joint ventures	3,655	6,243	18,579	24,266
EBITDA	22,714	35,493	136,170	133,502

Gain from settlement of receivables	—	—	(3,095)	—
Impairment loss, net of taxes:
Provision for asset impairment	15,847	243	16,402	722
Impairment of investment securities	—	—	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	507	—
Other non-cash adjustments	—	52	—	348
EBITDA, adjusted	$38,561	35,788	150,082	134,572

Total Interest Expense	$11,254	11,511	44,791	47,276

EBITDA: Interest Expense Coverage Ratio	2.0	3.1	3.0	2.8

EBITDA: Interest Expense Coverage Ratio, adjusted	3.4	3.1	3.4	2.8

10

Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same-store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three and twelve months ended December 31, 2013 and 2012, along with other investment properties' net operating income. Same-store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense. We provide same-store net operating income as another metric to compare the results of property operations for the three and twelve months ended December 31, 2013 and 2012. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended December 31,			Twelve months ended December 31,
Consolidated	2013	2012	% Change	2013	2012	% Change
Rental income and tenant recoveries:
"Same-store" investment properties, 86 properties
Rental income	$25,061	24,853	0.8%	99,546	97,688	1.9%
Tenant recovery income	10,103	8,153	23.9%	37,842	32,778	15.4%
Other property income	361	501	-27.9%	3,429	2,162	58.6%
"Other investment properties”
Rental income	9,072	1,970		23,548	9,778
Tenant recovery income	4,975	571		10,746	1,992
Other property income	60	41		202	153
Total property income	$49,632	36,089		175,313	144,551

Property operating expenses:
"Same-store" investment properties, 86 properties
Property operating expenses	$5,471	3,982	37.4%	20,138	16,927	19.0%
Real estate tax expense	6,725	6,299	6.8%	26,924	25,294	6.4%
"Other investment properties"
Property operating expenses	1,781	230		3,950	1,208
Real estate tax expense	3,323	199		8,082	1,532
Total property operating expenses	$17,300	10,710		59,094	44,961

Property net operating income
"Same-store" investment properties	23,329	23,226	0.4%	93,755	90,407	3.7%
"Other investment properties"	9,003	2,153		22,464	9,183
Total property net operating income	$32,332	25,379		116,219	99,590

Other income:
Straight-line rents	$845	265		1,345	734
Amortization of lease intangibles	380	(8)		(165)	533
Other income	40	779		1,773	3,633
Fee income from unconsolidated joint ventures	1,748	2,203		6,881	5,757
Gain from settlement of receivables	—	—		3,095	—
Gain (loss) on sale of investment properties	—	—		1,440	(105)
Gain from change in control of investment properties	—	64		95,378	2,420
Gain on sale of joint venture interest	224	591		1,433	766

Equity in earnings (loss) of unconsolidated joint ventures	2,253	1,244		7,893	2,875

Other expenses:
Income tax benefit of taxable REIT subsidiaries	4,220	1,999		2,721	6,346
Bad debt expense	(538)	(426)		(2,181)	(2,733)
Depreciation and amortization	(22,102)	(11,800)		(67,770)	(52,328)
General and administrative expenses	(5,621)	(4,284)		(20,437)	(17,552)
Interest expense	(9,195)	(8,294)		(34,621)	(34,903)
Provision for asset impairment	(13,235)	—		(13,235)	—

Income (loss) from continuing operations	(8,649)	7,712		99,769	15,033
Income from discontinued operations	3,779	2,759		11,910	2,659
Net income (loss)	(4,870)	10,471		111,679	17,692

Less: Net (income) loss attributable to the noncontrolling interest	(14)	(36)		5	67
Net income (loss) attributable to Inland Real Estate Corporation	(4,884)	10,435		111,684	17,759

Dividends on preferred shares	(2,234)	(2,247)		(8,949)	(7,910)

Net income (loss) attributable to common stockholders	$(7,118)	8,188		102,735	9,849

11

Balance Sheets - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

The following schedules present our pro-rata consolidated financial statements as of and for the three months and year ended December 31, 2013, reconciled to our U.S. GAAP financial statements. These financial statements are considered non-GAAP because they include financial information related to unconsolidated joint ventures accounted for under the equity method of accounting. We provide these statements to include the pro rata amounts of all properties under management in order to better compare our overall performance and operating metrics to those of other REITs in our peer group.

	Consolidated Balance Sheets December 31, 2013	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Balance Sheets
Assets:
Investment properties:
Land	$387,010	—	85,429	—	2,624	475,063
Construction in progress	16,856	—	1,883	2,062	—	20,801
Building and improvements	1,130,004	—	219,122	—	10,637	1,359,763
	1,533,870	—	306,434	2,062	13,261	1,855,627
Less accumulated depreciation	327,684	—	15,027	—	68	342,779
Net investment properties	1,206,186	—	291,407	2,062	13,193	1,512,848
Cash and cash equivalents	11,258	(2,249)	7,372	78	32	16,491
Accounts receivable, net	37,155	—	7,069	33	26	44,283
Investment in and advances to unconsolidated joint ventures	119,476	—	(108,472)	283	(6,096)	5,191
Acquired lease intangibles, net	103,576	—	47,224	—	2,206	153,006
Deferred costs, net	19,638	—	2,340	—	61	22,039
Other assets	32,648	—	3,284	4	506	36,442
Total assets	$1,529,937	(2,249)	250,224	2,460	9,928	1,790,300

Liabilities:
Accounts payable and accrued expenses	$57,132	(10)	8,493	1,613	31	67,259
Acquired below market lease intangibles, net	43,191	—	16,699	—	—	59,890
Distributions payable	5,110	—	—	—	—	5,110
Mortgages payable	497,832	—	163,631	—	9,295	670,758
Unsecured credit facilities	325,000	—	—	—	—	325,000
Convertible notes	28,790	—	—	—	—	28,790
Other liabilities	17,413	37	3,837	—	35	21,322
Total liabilities	974,468	27	192,660	1,613	9,361	1,178,129

Stockholders’ Equity:
Preferred stock	110,000	—	—	—	—	110,000
Common stock	997	—	—	—	—	997
Additional paid-in capital	877,328	—	119	—	—	877,447
Accumulated distributions in excess of net income	(427,953)	(2,275)	57,445	847	567	(371,369)
Accumulated other comprehensive loss	(4,904)	—	—	—	—	(4,904)
Total stockholders’ equity	555,468	(2,275)	57,564	847	567	612,171

Noncontrolling interest	1	(1)	—	—	—	—
Total equity	555,469	(2,276)	57,564	847	567	612,171

Total liabilities and equity	$1,529,937	(2,249)	250,224	2,460	9,928	1,790,300

12

Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Three months ended December 31, 2013	Consolidated Statement of Operations	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues
Rental income	$35,358	7,364	—	196	42,918
Tenant recoveries	15,078	3,950	—	15	19,043
Other property income	421	91	—	—	512
Fee income from unconsolidated joint ventures	1,748	—	—	—	1,748
Total revenues	52,605	11,405	—	211	64,221

Expenses:
Property operating expenses	7,790	1,820	50	30	9,690
Real estate tax expense	10,048	2,277	23	9	12,357
Depreciation and amortization	22,102	3,563	—	92	25,757
Provision for asset impairment	13,235	—	—	—	13,235
General and administrative expenses	5,621	108	—	—	5,729
Total expenses	58,796	7,768	73	131	66,768

Operating income (loss)	(6,191)	3,637	(73)	80	(2,547)

Other income	40	2	—	—	42
Gain on sale of joint venture interest	224	—	—	—	224
Interest expense	(9,195)	(1,770)	(128)	(72)	(11,165)
Income (loss) before income tax benefit of taxable REIT subsidiaries, equity in earnings (loss) of unconsolidated joint ventures and discontinued operations	(15,122)	1,869	(201)	8	(13,446)

Income tax benefit of taxable REIT subsidiaries	4,220	—	—		4,220
Equity in earnings (loss) of unconsolidated joint ventures	2,253	(1,869)	201	(8)	577
Loss from continuing operations	(8,649)	—	—	—	(8,649)

Income from discontinued operations	3,779	—	—	—	3,779
Net loss	(4,870)	—	—	—	(4,870)

Less: Net income attributable to the noncontrolling interest	(14)	—	—	—	(14)
Net loss attributable to Inland Real Estate Corporation	(4,884)	—	—	—	(4,884)

Dividends on preferred shares	(2,234)	—	—	—	(2,234)
Net loss attributable to common stockholders	$(7,118)	—	—	—	(7,118)

13

Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Twelve months ended December 31, 2013	Consolidated Statement of Operations	IN Retail Fund LLC (NYSTRS) (1)	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues
Rental income	$124,274	6,329	27,519	20	2,099	160,241
Tenant recoveries	48,588	3,134	13,829	17	214	65,782
Other property income	3,631	46	259	—	—	3,936
Fee income from unconsolidated joint ventures	6,881	—	—	—	—	6,881
Total revenues	183,374	9,509	41,607	37	2,313	236,840

Expenses:
Property operating expenses	26,269	1,214	6,124	170	274	34,051
Real estate tax expense	35,006	2,515	8,354	102	151	46,128
Depreciation and amortization	67,770	2,814	14,874	10	880	86,348
Provision for asset impairment	13,235	—	—	692	—	13,927
General and administrative expenses	20,437	25	554	1	—	21,017
Total expenses	162,717	6,568	29,906	975	1,305	201,471

Operating income (loss)	20,657	2,941	11,701	(938)	1,008	35,369

Other income	1,773	2	6	9	1	1,791
Gain from settlement of receivables	3,095	—	—	—	—	3,095
Gain (loss) on sale of investment properties	1,440	—	—	—	—	1,440
Gain (loss) from change in control of investment properties	95,378	—	—	—	—	95,378
Gain on sale of joint venture interest	1,433	—	—	—	—	1,433
Interest expense	(34,621)	(1,819)	(6,579)	(476)	(706)	(44,201)
Income (loss) before income tax benefit of taxable REIT subsidiaries, equity in earnings (loss) of unconsolidated joint ventures and discontinued operations	89,155	1,124	5,128	(1,405)	303	94,305

Income tax benefit of taxable REIT subsidiaries	2,721	—	—	—	—	2,721
Equity in earnings (loss) of unconsolidated joint ventures	7,893	(1,124)	(5,128)	1,405	(303)	2,743
Income from continuing operations	99,769	—	—	—	—	99,769

Income from discontinued operations	11,910	—	—	—	—	11,910
Net income	111,679	—	—	—	—	111,679

Less: Net loss attributable to the noncontrolling interest	5	—	—	—	—	5
Net income attributable to Inland Real Estate Corporation	111,684	—	—	—	—	111,684

Dividends on preferred shares	(8,949)	—	—	—	—	(8,949)
Net income attributable to common stockholders	$102,735	—	—	—	—	102,735

(1)    Includes results through the June 3, 2013 acquisition date.

14